                                                                     EXHIBIT 4.9

--------------------------------------------------------------------------------



                               FIRST AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


                                     among


                                NGC CORPORATION,
                                as the Borrower,


                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                         as the Agent for the Lenders,


                                      and


                            THE CHASE MANHATTAN BANK
                                      and
                          NATIONSBANK OF TEXAS, N.A.,
                 Individually and as Co-Agents for the Lenders,

                                      and

                           THE LENDERS PARTY THERETO


                         Dated as of November 24, 1997



--------------------------------------------------------------------------------

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 24, 1997, is among NGC Corporation, a Delaware corporation, as Borrower (the "Borrower"), the Lenders parties thereto, The First National Bank of Chicago, as Agent, and The Chase Manhattan Bank and NationsBank of Texas, N.A., as Co-Agents (the "Co-Agents"). Capitalized terms used herein, unless otherwise defined, have the meanings assigned to them in the Credit Agreement. The parties hereto agree as follows:


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrower, the Lenders, the Issuers, the Agent and the Co-Agents have heretofore entered into a certain Amended and Restated Credit Agreement, dated as of June 27, 1997 (herein called the "Credit Agreement"); and

     WHEREAS, the Borrower, the Lenders, the Issuers, the Agent and the Co-Agents now intend to amend the Credit Agreement in certain respects as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, the Issuers, the Agent and the Co-Agents hereby agree as follows:

     SECTION 1. Amendment to Credit Agreement. (a) Section 2.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "2.8 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium (other than amounts payable as provided in Section 3.4, if any, as a result of such prepayment being made other than on the last day of a Eurodollar Interest Period with respect to any Eurodollar Advance as provided in Section 3.4), all outstanding Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Advances upon three Business Days' prior notice (or in the case of outstanding Advances bearing interest at a Floating Rate, upon notice by 11:00 a.m. on the same Business Day) to the Agent; provided that a Competitive Bid Advance which the Borrower indicated was not prepayable in the related Competitive Bid Quote Request may not be prepaid prior to such last day unless agreed by the relevant Tranche A Lender."

     (b) Section 2.9 of the Credit Agreement is hereby amended by (i) deleting the time "10:00 a.m." in the eighth line thereof and by inserting the time "11:00 a.m." in lieu thereof, (ii) by deleting the phrase "at least one Business Day before" appearing immediately after the term "(Chicago time)" in the eighth line thereof and by inserting the word "on" in lieu thereof, and
(iii) by deleting the time "noon" in the second to last sentence thereof and inserting the time "2:00 p.m." in lieu thereof.

     (c) Section 2.10 of the Credit Agreement is hereby amended by deleting the last sentence and inserting the following sentence in lieu thereof:

     "The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Tranche A Advance, a Tranche B Advance or continuation of a Eurodollar Committed Advance not later than 11:00 a.m. (Chicago time) on the date of the requested conversion, in the case of a conversion into a Floating Rate Advance, or not later than 11:00 a.m. (Chicago time) three Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a Eurodollar Advance, in each case specifying:

          (i) the requested date which shall be a Business Day, of such conversion or continuation;

          (ii the aggregate amount, whether a Tranche A Advance or a Tranche B Advance and Type of the Advance which is to be converted or continued; and

          (ii the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Committed Advance, the duration of the Interest Period applicable thereto."

      SECTION 2. This Amendment (or the portions thereof) shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

      SECTION 3. THIS AMENDMENT SHALL BE A CONTRACT GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

      SECTION 4. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.

      IN WITNESS WHEREOF, the Borrower, the Lenders, the Issuers, the Agent and the Co-Agents have executed this Agreement as of the date first above written.


                                 NGC CORPORATION


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                 individually and as agent


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 THE CHASE MANHATTAN BANK
                                 individually and as co-agent


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 NATIONSBANK OF TEXAS, N.A.
                                 individually and as co-agent


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 ABN AMRO BANK, N.V.



                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 BANKBOSTON, N.A.


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 BANK OF MONTREAL


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 THE BANK OF NEW YORK


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 THE BANK OF NOVA SCOTIA


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 BANK OF SCOTLAND


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                 HOUSTON AGENCY


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 CHRISTIANIA BANK, NEW YORK BRANCH


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 CIBC INC.


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 CREDIT AGRICOLE INDOSUEZ


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:



                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 CITIBANK, N.A.


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 CREDIT LYONNAIS NEW YORK BRANCH


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 THE FUJI BANK, LIMITED,
                                 HOUSTON AGENCY


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 THE INDUSTRIAL BANK OF JAPAN, LTD.


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 LTCB TRUST COMPANY



                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 MELLON BANK, N.A. (WEST)


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 ROYAL BANK OF CANADA



                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 SOCIETE GENERALE, SOUTHWEST AGENCY


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 SOUTHWEST BANK OF TEXAS, N.A.


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 THE TORONTO-DOMINION BANK


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:

                                 WESTDEUTSCHE LANDESBANK


                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title:



                                 By:
                                    ---------------------------------
                                 Print Name:
                                 Title: